Exhibit 99.1

               Intermec Resolves Patent Dispute with HP

    EVERETT, Wash.--(BUSINESS WIRE)--March 10, 2006--Intermec Inc. (NYSE:IN) today announced a positive resolution to a patent dispute with HP (NYSE:HPQ) regarding patents owned by Intermec.

    Intermec's patents involve its smart battery management technology in which a portable computer incorporates a rechargeable battery that uses a processor chip to communicate data to the portable computer so that the computer can monitor and regulate battery use.

    About Intermec

    Intermec Inc. (NYSE:IN) develops, manufactures and integrates technologies that identify, track and manage supply chain assets. Core technologies include RFID, mobile computing and data collection systems, bar code printers and label media. The company's products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636. Contact Intermec Investor Relations Director Kevin McCarty at kevin.mccarty@intermec.com, 425-265-2472.

    CONTACT: Intermec Inc.
             Kevin P. McCarty, 425-265-2472
             kevin.mccarty@intermec.com